Exhibit 10.46


                            FIFTH AMENDMENT TO LEASE
                            ------------------------



                  (InfoNow Corporation -- 1875 Lawrence Street)

     THIS FIFTH AMENDMENT MENDMENT TO LEASE ("Amendment") is dated effective as of May 15, 2002, by and between Principal Life Insurance Company, an Iowa Corporation ("Landlord"), and InfoNow Corporation, a Delaware corporation ("Tenant").

                                    RECITALS:

     WHEREAS, Landlord's predecessor-in-interest and Tenant entered into that certain Office Lease dated March 2, 1999, as amended by that certain First Amendment to Office Lease dated March 31, 1999, Second Amendment to Office
Lease dated April 14, 1999, Third Amendment to Office Lease dated November 29, 1999, and Fourth Amendment Office Lease dated January 3, 2000 (collectively, the "Lease"), pertaining to the premises commonly referred to as Suite 1100, containing approximately 13,595 rentable square feet of space ("Premises") located within the building located at 1875 Lawrence Street, Denver, Colorado ("Building"); and

     WHEREAS, Landlord and Tenant desire to enter into this Amendment to extend the term of the Lease, expand the area of the Premises and provide for certain other matters as more fully set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree that the Lease shall be amended in accordance with the terms and conditions set forth below.

     1. Definitions.
        -----------

          (a) Generally. The capitalized terms used herein shall have the same definition as set forth in the Lease, unless otherwise defined herein.

          (b) Expansion Premises. The term "Expansion Premises" is hereby defined to be and to mean that certain space located on the ninth floor of the Building commonly referred to as Suite 900, consisting of approximately 13,595 rentable square feet of space, as outlined on Exhibit A, attached hereto and incorporated herein by this reference.

          (c) Adjusted Premises. The term "Adjusted Premises" is hereby defined to be and to mean the original Premises and the Expansion Premises, collectively. Effective as of the Expansion Commencement Date, the Adjusted Premises shall be the Premises. The Adjusted Premises consists of a collective total of approximately 27,190 rentable square feet of space.

          (d) Expansion Commencement Date. The term "Expansion Commencement Date" is hereby defined to be and to mean October 1, 2002.

          (e) Expiration Date. The term "Expiration Date", as set forth in
Section 4 of the Lease, is hereby amended to be and to mean September 30, 2007.



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          (f) Expansion Term. The term "Expansion Term" is hereby defined to be and to mean that period of time commencing on the Expansion Commencement Date and expiring on the Expiration Date.

     2. Original Premises and Building. The parties hereby acknowledge~ and agree that effective as of the Expansion Commencement Date, the original Premises shall be deemed to contain approximately 13,595 rentable square feet of space and the Building shall be deemed to contain approximately 185,737 rentable square feet of space for all purposes under the Lease.

     3. Expansion of the Original Premises. Effective on the Expansion Commencement Date, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions set forth in the Lease and herein, the Expansion Premises. Tenant shall accept the Expansion Premises in its present "as is" condition. Tenant hereby acknowledges that it currently occupies the Expansion Premises pursuant to a sublease which is due to expire at midnight the day before the Expansion Commencement Date.

     4. Monthly Base Rent. During the Expansion Term, Tenant shall pay to Landlord, do Trammell Crow Denver, Inc., Dept. 688, 1875 Lawrence Street, Denver, Colorado 80291-0688, Base Rent for the Adjusted Premises, payable in monthly installments as follows:


                       Monthly Base             Approx. Ann.         Monthly Base              Approx. Ann.
Dates                  Rent for Suite 900       Base Rent/RSF*       Rent for Suite 1100       Base Rent/RSF*
-----                  ------------------       --------------       -------------------       --------------

10/1/02 - 6/30/03         $19,259.58                $17.00               $18,126.67                $16.00


                           Monthly Base Rent for               Approximate Annual
Dates                      Adjusted Premises                   Base Rent/RSF*
-----                      -----------------                   --------------

7/1/03 - 9/30/05             $38,519.17                             $17.00

10/1/05 - 9/30/07            $40,785.00                             $18.00


* For convenience purposes only, Base Rent is independent of the size of the original Premises, Expansion Premises or Adjusted Premises.

Except as otherwise set forth herein, Base Rent shall be payable pursuant to
Section 6 of the Lease.

     5. Base Year. Effective on October 1, 2002, the term "Base Year" as defined in the Lease shall mean calendar year 2003.

     6. Refurbishment Improvements. Landlord hereby agrees to reimburse amount of Three Hundred Twenty-Six Thousand Two Hundred Eighty and No/100ths ($326,280.00) (i.e. approximately $12.00 per rentable square foot of space in the entire Adjusted Premises) for a portion of the cost of certain improvements (including architectural planning and construction costs) to be made to any portion of the Adjusted Premises (" Allowance"). Such improvements shall be made in accordance with mutually agreeable improvements and Section 11 of the Lease ("Refurbishment Improvements'). All Refurbishment Improvements must be completed


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on or before September 30, 2005. In the event that Landlord constructs the
Refurbishment Improvements, Tenant hereby agrees to (i) allow Landlord, its agents, employees or contractors access to the Premises in order to construct the Refurbishment Improvements, (ii) move furniture and other items so as to allow Landlord to construct the Refurbishment Improvements, (iii) accept any and all reasonable disturbances in connection with such construction by Landlord or Landlord's agents, employees or independent contractors, and (iv) pay any actual cost overages of the Refurbishment Improvements within thirty (30) days of receipt of an invoice and evidence of such actual costs. Following completion of the Refurbishment Improvements, any unused portion of the Refurbishment Allowance may be used by Tenant as a credit against next accruing amounts due under the Lease. No construction management fee shall be charged by Landlord. In the event that Tenant constructs the Refurbishment Improvements, Landlord shall reimburse to Tenant the Refurbishment Allowance (or applicable portion thereof) within thirty (30) days following Landlord's receipt of a written request therefor, applicable lien waivers, paid invoices and any and all other documentation as Landlord may reasonably require.

     7. Waiver of Previous Options. Except as otherwise set forth in this Amendment, Landlord and Tenant hereby acknowledge and agree any and all of Tenant's options regarding renewal, extension, offer, expansion, refusal, termination and/or reduction, if any, are hereby deemed to be waived and of no further force or effect. Without limitation to the generality of the foregoing, Tenant expressly waives the Option to Extend, Preferential Right to Lease, Right of First Refusal, and Termination Option as set forth in Rider No. 1 through Rider No.4 to Lease, respectively.

     8. Continuing Right of Refusal.
        ----------------------------

          (a) Grant of Right of Refusal. Subject to the provisions as hereinafter set forth, Landlord hereby grants to Tenant a right of refusal ("Right of Refusal") to lease from Landlord any space located on the tenth
(lOth) floor of the Building ("Refusal Space").

          (b) Third Party Offer; Exercise Notice. During the initial three (3) years of the Expansion Term, if Landlord desires to accept a bona fide offer from a third party ("Third Party Offer") to lease the Refusal Space or a portion thereof, Landlord shall first give to Tenant notice that Landlord has received such Third Party Offer and describing the terms and conditions of such Third Party Offer ("Third Party Offer Notice"). Tenant may exercise the Right of Refusal by giving Landlord written notice ("Exercise Notice") within five (5) business days after receipt of the Third Party Offer Notice of Tenant's desire to lease that portion of the Refusal Space set forth in the Third Party Offer. Hereinafter the term "Refusal Space" shall be and shall mean the Refusal Space or portion thereof set forth in the Third Party Offer.

          (c) Expansion Amendment. After receipt of the Exercise Notice, Landlord and Tenant shall enter into an amendment of the Lease "Expansion Amendment" acceptable to Land1ord and Tenant. Such Expansion Amendment shall provide that from and after the applicable date on which the Refusal Space is leased by Tenant ("Expansion Commencement Date"), the Lease shall be deemed modified as follows.

               (i) Base Rent for the Refusal Space shall be as set forth in the Third Party Offer;

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               (ii) Tenant's proportionate share of Excess Operating Expenses and other charges applicable to the Refusal Space shall be a fraction, the numerator of which shall be the number of rentable square feet in the Refusal Space and the denominator of which shall be the number of rentable square feet in the Building (as both shall be reasonably determined by Landlord);

               (iii) The Base Year applicable to the Refusal Space shall be as set forth in the Third Party Offer;

               (iv) Tenant shall accept the Refusal Space in the time, condition and manner described in the Third Party Offer;

               (v) Tenant's lease of the Refusal Space shall be for the term set forth in the Third Party Offer;

               (vi) Other applicable terms and conditions of the Third Party Offer shall modify the Lease; and

               (vii) For all purposes under the Lease, other than for the applicable calculations set forth above, the term "Premises" shall be deemed to include the Refusal Space.

          (d) Subordination. Tenant's Right of Refusal shall be subordinate to any and all existing rights or interests conferred to other tenants for all or any portion of the Refusal Space, as contained in any lease, or otherwise, in effect on the effective date of this Amendment, including, without limitation,
(i) options or rights regarding renewal, extension or expansion and/or (ii) subleases.

          (e) Failure to Exercise. If Tenant does not exercise its Right of Refusal in the time and manner set forth herein, the Right of Refusal for that portion of the Refusal space involving a Third Party Offer shall be deemed terminated and of no further force or effect. Notwithstanding the prior sentence to the contrary, however, after the expiration of six (6) months following the date of each of Tenant's refusal or failure to accept or exercise its Right of Refusal as herein provided, Tenant shall thereafter, subject to the provisions of this Section, receive written notice from Landlord of Landlord's bona fide intent, and the terms and conditions thereof, to lease to particular tenant prospects the Refusal Space or any portions thereof not leased or otherwise encumbered pursuant to a Third Party Offer.

          (f) No Default. Tenant may exercise the Right of Refusal, and an exercisble thereof shall only be effective, provided that at the time of Tenant's exercise of the Right of Refusal and on the date on which Tenant's lease of the Refusal Space or any portion thereof commences, (i) the Lease is in full force and effect, (ii) Tenant is not in default following any applicable notice and the expiration of any applicable cure period hereunder and (iii) no event has occurred which, with the giving of any applicable notice or passage of time, would constitute a default.

          (g) Not Transferable. Tenant acknowledges and agrees that the Right of~ Refusal shall be deemed personal to Tenant and if Tenant subleases, assigns or otherwise transfers any interests hereunder to any person or entity prior to the exercise of the Right of Refusal, the Right of Refusal shall lapse and be forever waived.

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     9.Renewal Option.
       ---------------

          (a) Renewal Option. Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant an option ("Renewal Option") to extend the Term on the same terms, conditions and provisions as contained herein, except as otherwise provided below, for one (1) additional period of between three (3) and five (5) years ("Renewal Term"), which Renewal Term shall commence on October 1, 2007 ("Renewal Commencement Date").

          (b) Renewal Notice. The Renewal Option shall be exercisable by written notice ("Renewal Notice") from Tenant to Landlord of Tenant's election to exercise the Renewal Option, which Renewal Notice must be given no earlier than July 1, 2006 nor later than December 31, 2006. The Renewal Notice shall specify the exact number of whole months in the Renewal Term (if no number of months is specified, the Renewal Term shall be five (5) years). If Tenant fails to deliver to Landlord the Renewal Notice within the prescribed time period, the Renewal Option shall lapse and be forever waived.

          (c) Monthly Base Rent During the Renewal Term. Monthly Base Rent for the Premises payable during the Renewal Term shall be equal to the prevailing Market Rental Rate. For the Purposes of this Section only, the term "Market Rental Rate" per square foot of area shall mean the annual rate of Monthly Base Rent reasonably determined to be the prevailing market rental rate in the submarket in which the Building is located, as determined by Landlord, for comparable office space for terms commencing on or about the Renewal Commencement Date and shall take into its consideration (i) the duration of the term for which such space is being leased, (ii) location within the applicable building, (iii) when the applicable rate first becomes effective, (iv) other concessions customarily given to other renewing tenants including, without limitation, rent abatement and tenant improvement allowances, and (v) other comparable factors. Bona fide written offers to lease comparable space in the Building received by Landlord from third parties (at arm's length) and consummated between Landlord and such third party within six (6) months prior to the date of the Renewal Notice may be used by Landlord or Tenant as an indication of the Market Rental Rate. The components of the Market Rental Rate may include, among other items, the components of rent, periodic adjustments or additions to a fixed Monthly Base Rent based upon a share of real estate taxes and other expenses and increases to adjust for inflation then customary in the applicable submarket.

          (d) Broker Determination. No later than ten (10) days following Landlord's receipt of the Renewal Notice, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Market Rental Rate applicable to the Premises. If Landlord and Tenant have not agreed upon the Market Rental Rate applicable to the Premises within such (10) day period, then Landlord and Tenant shall attempt to agree, in good faith, upon a single broker not later than fifteen (15) days following Landlord's receipt of the Renewal Notice who shall determine the Market Rental Rate for the Premises. If Landlord and Tenant are unable to agree upon a single broker within such time period, then Landlord and Tenant shall each appoint one broker not later than twenty (20) days following Landlord's receipt of the Renewal Notice. Not later than twenty-five (25) days following Landlord's receipt of the Renewal Notice, the two appointed brokers shall appoint a third broker. If either Landlord or Tenant fails to appoint a broker within the prescribed time period, the single broker appointed shall determine the Market Rental Rate. If both parties fail to appoint brokers within the prescribed time periods, then the first broker thereafter selected by a party shall determine the Market Rental Rate. If a single broker is chosen, then such broker shall determine the Market Rental Rate applicable to the Premises. Otherwise, the Market Rental Rate shall be the arithmetic average of

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two (2) of the three (3) determinations which are the closest in amount, and the third determination shall be disregarded. Landlord and Tenant shall instruct the brokers to complete their determination of the Market Rental Rate not 1ater than forty (40) days following Landlord's receipt of the Renewal Notice. Each party shall bear the costs of its own broker, and the parties shall share equally the cost of the single or third broker if applicable. Each broker shall have at least five (5) years' experience in the leasing of commercial office buildings in the submarket in which the Building is located and shall be a licensed real estate broker.

          (e) Amendment to Lease. If Tenant validly exercises the Renewal Option, Landlord and Tenant shall enter into a written amendment to the Lease confirming the terms, conditions and provisions applicable to the Renewal Term, as determined in accordance herewith, with such revisions to the rental provisions as may be necessary to conform such provisions to the Market Rental Rate.

          (f) No Default. Tenant may exercise the Renewal Option, and an exercise thereof shall be effective, only if at the time of Tenant's exercise of the Renewal Option and on the Renewal Commencement Date (i) the Lease is in full force and effect, (ii) Tenant is not in Default, and (iii) no event has occurred which, with the giving of any applicable notice or passage of time, would constitute a Default.

          (g) Not Transferable. Tenant acknowledges and agrees that the Renewal Option shall be deemed to be personal to Tenant and if Tenant subleases, assigns or otherwise transfers any interest hereunder prior to the exercise of the Renewal Option, such option shall lapse.

     10. Brokers. Tenant hereby represents and warrants to Landlord that Tenant has not dealt with any real estate brokers or leasing agents, except Trammell Crow Company of Denver, Inc., and Staubach Company ("Brokers"), in the negotiation of this Amendment, and that no commissions are payable to any party claiming through Tenant as a result of the consummation of the transaction contemplated by this Amendment, except to Brokers, if applicable. Tenant hereby agrees to indemnify and hold Landlord harmless from any and all loss, costs, damages or expenses, including, without limitation, all attorneys' fees and disbursements by reason of any claim of or liability to any other broker, agent, entity or person claiming through Tenant (other than Brokers) and arising out of or in connection with the negotiation and execution of this Amendment.

     11. Incorporation of Lease Terms; Conflict. With the exception of those matters set forth in this Amendment, Tenant's leasing of the Premises shall be subject to all terms, covenants and conditions of the Lease. In the event of any express conflict or inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control and govern.

     12. Ratification. Except as expressly modified by this Amendment, all other terms and conditions of the Lease are hereby ratified and affirmed.

     13. Validity of Lease. The parties acknowledge that the Lease is a valid and enforceable agreement and that Tenant holds no claims against Landlord or its agents which might serve as the basis of any other set-off against accruing rent and other charges or any other remedy at law or in equity.

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